Exhibit 99.1

First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
FIRST INDUSTRIAL REALTY TRUST REPORTS
SECOND QUARTER 2006 RESULTS
•	30% Growth in Funds From Operations (FFO) Per Share

•	Increased 2006 FFO Guidance Range by $0.10 Per Share

•	16% Growth in Net Operating Income

•	Joint Venture Income Continues Upward Trend

•	Formed a New $950 Million Strategic Land and Development Joint Venture
CHICAGO, July 25, 2006 – First Industrial Realty Trust, Inc. (NYSE: FR), the nation’s largest provider of diversified industrial real estate, today announced results for the quarter ended June 30, 2006. Diluted net income available to common stockholders per share (EPS) was $0.62 in the second quarter, up 35% compared to second quarter 2005. Funds from operations (FFO) grew 30% to $1.12 per share/unit on a diluted basis from $0.86 per share/unit a year ago.
“Our second quarter financial results reflect the strength of our growing organization and our strategy of providing comprehensive industrial real estate solutions to corporate customers for all of their supply chain needs,” said Mike Brennan, president and CEO. “To expand our resources even further, we formed a new joint venture with the California State Teachers Retirement System (CalSTRS) that will invest in land and the development of new industrial facilities in markets where customers are expanding their infrastructure to accommodate growing international trade, population growth, and supply chain reconfigurations.”
Portfolio Performance for On Balance Sheet Properties
•	Occupancy was 92.2%, up 150 basis points from 90.7% in first quarter 2006

•	Retained tenants in 87% of square footage up for renewal during the quarter

•	Same property net operating income (NOI) increased 1.0%

•	Leased 5.4 million square feet
David Draft, executive vice president of operations, commented, “Net operating income grew 16%, largely due to higher occupancy and an increase in the size of the portfolio. Looking ahead, we expect occupancy to improve further for the remainder of this year.”
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Rental rates improved to negative 0.5% from negative 2.3% in first quarter 2006. Tenant improvement and leasing costs were $2.35 per square foot.
Investment Performance (in millions, except percentages)

		Second Qtr.		Six Months
		2006		2006
Balance Sheet Investment/Disposition Activity
Property Acquisitions		$92.3		$239.4
Square Feet	2.1		4.5
Stabilized Weighted Average Capitalization Rate	8.6%		8.5%
Developments Placed In Service		$21.9		$87.0
Square Feet	0.4		1.5
Expected Weighted Average First-Year Stabilized Yield	9.0%		7.9%
Land Acquisitions		$1.6		$13.5

Total Investment		$115.8		$339.9

Property Sales		$193.2		$486.5
Square Feet	3.9		8.4
Weighted Average Capitalization Rate	7.3%		7.0%
Land Sales		$8.0		$11.7

Total Sales		$201.2		$498.2

Joint Venture Investment/Disposition Activity
Joint Venture Investments
2005 Development/Redevelopment		$71.4		$103.9
Net Lease (2006 and 2003)		220.3		251.5

Total Joint Venture Investments		$291.7		$355.4

Joint Venture Dispositions
2005 Development/Redevelopment		$68.3		$118.8
2005 Core		134.8		142.9

Total Joint Venture Dispositions		$203.1		$261.7

“Our pipeline has grown to nearly $1.7 billion as our team continues to source acquisition and development opportunities across more than thirty markets and multiple industrial facility types.” said Johannson Yap, chief investment officer. “Our national platform and customer and broker relationships provide First Industrial access to a growing number of investment opportunities that meet or exceed our underwriting criteria.”
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Investment Pipeline and Third Quarter To-Date Investments
Third quarter to-date, $208 million of acquisitions have already been completed, which combined with developments currently under construction and under agreement of $605 million and acquisitions under agreement of $880 million, total $1.7 billion. The breakdown is as follows:

	Balance	Joint
(millions)	Sheet	Ventures	Total

Developments	$359	$246	$605
Acquisitions	$411	$677	$1,088

Total	$770	$923	$1,693

Solid Financial Position
•	Fixed-charge coverage improved to 2.9 times and interest coverage improved 3.4 times for the quarter

•	97.3% of the Company’s real estate assets are unencumbered by mortgages

•	8.5 years weighted average maturity of permanent debt

•	100% of permanent debt is fixed rate
“Joint ventures are a major part of our strategic growth plan, and our new $950 million land and development venture gives us another source of capital that is additive to our existing joint venture and balance sheet capacity,” said Mike Havala, chief financial officer. “We have now added nearly $4 billion in new co-investment capital since the beginning of 2005 to serve our customers growing real estate needs. By putting this new capital to work, we will also increase the utilization of our operating platform to deliver future earnings growth.”
Supplemental Reporting Measure
First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.
The National Association of Real Estate Investment Trusts (“NAREIT”) has provided a recommendation on how real estate investment trusts (REITs) should define funds from operations (“FFO”). NAREIT suggests that FFO be defined as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
NAREIT has also clarified that non-recurring charges and gains should be included in FFO.
Importantly, as part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to the NAREIT calculation of FFO are common among REITs.
First Industrial calculates FFO to include all cash gains and losses on all industrial property sales whether depreciation is or is not accumulated under the GAAP accounting rules. The Company believes that FFO inclusive of all cash gains and losses is a better performance measure because it reflects all the activities of the Company and better reflects the Company’s strategy, which includes investing in real estate; adding value through (re)development, leasing and repositioning; and then selling the improved real estate in order to maximize investment returns.
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The Company provides additional disclosure on net economic gains in its quarterly supplemental.
Outlook for 2006
Mr. Brennan stated, “The investments that we have made in our national platform and the growth of our workforce have proven to be well timed given the expanding real estate needs of our corporate customers as they reconfigure their supply chains to capitalize on expanding international trade and strong business spending.”
Mr. Brennan added, “We are increasing our 2006 guidance range by $0.10 to $4.00 to $4.20 for FFO per share/unit and to $2.10 to $2.30 for EPS. On balance sheet investment volume assumptions for 2006, which include both developments placed in service and acquisitions, range from $750 million to $850 million with an 8% to 9% average cap rate. On balance sheet sales volume in 2006 is assumed to be $850 million to $950 million with a 7% to 8% average cap rate. Book gains from property sales/fees are estimated to be $165 million to $175 million. Our assumption for net economic gains in 2006 is between $110 million and $120 million.
Our estimate for First Industrial’s FFO from joint ventures in 2006 is between $40 million and $45 million, which includes fees, incentive payments and the prorata share of operations. Joint venture investment volume assumptions for 2006, which include both developments placed in service and acquisitions, range from $800 million to $900 million. Joint venture sales volume in 2006 is assumed to be approximately $550 million to $650 million.”

	Low End of	High End of
	Guidance for	Guidance for	Low End of	High End of
	3Q 2006	3Q 2006	Guidance for 2006	Guidance for 2006
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$0.55	$0.65	$2.10	$2.30
Add: Real Estate Depreciation/Amortization	0.73	0.73	3.00	3.00
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.33)	(0.33)	(1.10)	(1.10)

FFO	$0.95	$1.05	$4.00	$4.20

Mr. Brennan continued, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2006. However, I believe that First Industrial has the proper strategy, infrastructure, and capabilities to deliver such results.”
First Industrial Realty Trust, Inc., the nation’s largest provider of diversified industrial real estate, serves every aspect of Corporate America’s industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. The Company owns, operates and has under development more than 100 million square feet of industrial real estate in markets throughout the United States. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.
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This press release and the conference call to which it refers contain forward-looking information about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. Central time, 12:00 p.m. Eastern time, on Wednesday, July 26, 2006. The call-in number is (877) 694-4769 and the passcode is “First Industrial.” The conference call will also be webcast live on First Industrial’s web site, www.firstindustrial.com, under the “Investor Relations” tab. A replay will also be available on the web site or by telephone at (877) 519-4471, passcode 7605647.
The Company’s first quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Sean P. O’Neill
SVP, Investor Relations and Corporate Communications
312-344-4401

Art Harmon
Sr. Manager, Investor Relations and Corporate Communications
312-344-4320
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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Statement of Operations and Other Data:
Total Revenues	$100,497	$75,363	$194,874	$151,667

Property Expenses	(32,610)	(25,942)	(65,968)	(52,871)
Build to Suit For Sale Costs	—	—	(666)	—
General & Administrative Expense	(18,236)	(11,571)	(35,872)	(23,493)
Depreciation of Corporate F,F&E	(448)	(337)	(864)	(657)
Depreciation and Amortization of Real Estate	(38,645)	(24,797)	(73,578)	(48,236)

Total Expenses	(89,939)	(62,647)	(176,948)	(125,257)

Interest Income	260	448	899	837
Interest Expense	(29,744)	(25,890)	(59,232)	(51,693)
Amortization of Deferred Financing Costs	(603)	(510)	(1,223)	(1,019)
Mark-to-Market/Loss on Settlement of Interest Rate Protection Agreement (a)	—	(1,404)	(170)	(463)

Loss from Continuing Operations Before Equity in Net Income (Loss) of Joint Ventures, Income Tax Benefit and Minority Interest Allocable to Continuing Operations	(19,529)	(14,640)	(41,800)	(25,928)

Equity in Net Income (Loss) of Joint Ventures (b)	7,307	(98)	7,273	(220)
Income Tax Benefit	483	2,694	6,476	4,720
Minority Interest Allocable to Continuing Operations	2,085	1,857	4,965	3,380

Loss from Continuing Operations	(9,654)	(10,187)	(23,086)	(18,048)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $51,953 and $33,690 for the Three Months Ended June 30, 2006 and 2005, respectively and $105,532 and $47,186 for the Six Months Ended June 30, 2006 and 2005, respectively (c))	54,521	38,116	110,291	55,994
Provision for Income Taxes Allocable to Discontinued Operations (Including a provision allocable to Gain on Sale of Real Estate of $7,484 and $2,584 for the Three Months Ended June 30, 2006 and 2005, respectively and $21,946 and $5,383 for the Six Months Ended June 30, 2006 and 2005, respectively)	(7,845)	(3,156)	(23,133)	(7,071)
Minority Interest Allocable to Discontinued Operations (c)	(6,073)	(4,572)	(11,418)	(6,409)

Income Before Gain on Sale of Real Estate	30,949	20,201	52,654	24,466

Gain on Sale of Real Estate	2,493	3,232	4,011	24,716
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(947)	(1,446)	(1,039)	(8,977)
Minority Interest Allocable to Gain on Sale of Real Estate	(201)	(234)	(389)	(2,062)

Net Income	32,294	21,753	55,237	38,143

Preferred Dividends	(5,029)	(2,310)	(10,048)	(4,620)
Redemption of Preferred Stock	—	—	(672)	—

Net Income Available to Common Stockholders	$27,265	$19,443	$44,517	$33,523

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FFO (d) AND FAD (d)

Net Income Available to Common Stockholders	$27,265	$19,443	$44,517	$33,523

Add: Depreciation and Amortization of Real Estate	38,645	24,797	73,578	48,236
Add: Income Allocated to Minority Interest	4,189	2,949	6,842	5,091
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	877	4,238	3,797	8,773
Add: Depreciation and Amortization of Real Estate- Joint Ventures (b)	3,090	494	5,507	829
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(16,562)	(9,766)	(27,406)	(15,190)
Less: Accumulated Depreciation/Amortization on Real Estate Sold- Joint Ventures (b)	(599)	—	(683)	—

Funds From Operations (“FFO”) (d)	$56,905	$42,155	$106,152	$81,262

Add: Restricted Stock Amortization	2,480	2,930	4,625	4,820
Add: Amortization of Deferred Financing Costs	603	510	1,223	1,019
Add: Depreciation of Corporate F,F&E	448	337	864	657
Add: Redemption of Preferred Stock	—	—	672	—
Less: Non-Incremental Capital Expenditures	(10,754)	(11,118)	(21,509)	(21,701)
Less: Straight-Line Rent	(2,495)	(1,813)	(4,976)	(4,063)

Funds Available for Distribution (“FAD”) (d)	$47,187	$33,001	$87,051	$61,994

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO EBITDA (d) AND NOI (d)

Net Income Available to Common Stockholders	$27,265	$19,443	$44,517	$33,523

Add: Interest Expense	29,744	25,890	59,232	51,693
Add: Interest Expense Included in Discontinued Operations	—	172	—	344
Add: Depreciation and Amortization of Real Estate	38,645	24,797	73,578	48,236
Add: Preferred Dividends	5,029	2,310	10,048	4,620
Add: Provision for Income Taxes	8,309	1,908	17,696	11,328
Add: Redemption of Preferred Stock	—	—	672	—
Add: Income Allocated to Minority Interest	4,189	2,949	6,842	5,091
Add: Amortization of Deferred Financing Costs	603	510	1,223	1,019
Add: Depreciation of Corporate F,F&E	448	337	864	657
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	877	4,238	3,797	8,773
Add: Depreciation and Amortization of Real Estate- Joint Ventures (b)	3,090	494	5,507	829
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(16,562)	(9,766)	(27,406)	(15,190)
Less: Accumulated Depreciation/Amortization on Real Estate Sold- Joint Ventures (b)	(599)	—	(683)	—

EBITDA (d)	$101,038	$73,282	$195,887	$150,923

Add: General and Administrative Expense	18,236	11,571	35,872	23,493
Less: Net Economic Gains (d)	(31,140)	(25,248)	(66,243)	(45,384)
Less: Provision for Income Taxes	(8,309)	(1,908)	(17,696)	(11,328)
Less: Equity in FFO of Joint Ventures (b)	(14,518)	(1,379)	(21,088)	(3,270)

Net Operating Income (“NOI”) (d)	$65,307	$56,318	$126,732	$114,434

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NET ECONOMIC GAINS (d)

Gain on Sale of Real Estate	2,493	3,232	4,011	24,716
Gain on Sale of Real Estate included in Discontinued Operations	51,953	33,690	105,532	47,186
Less: Provision for Income Taxes	(8,309)	(1,908)	(17,696)	(11,328)
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(16,562)	(9,766)	(27,406)	(15,190)
Add: Economic Gains from the Sale of Joint Venture properties (d)	1,565	—	1,802	—

Net Economic Gains (d)	$31,140	$25,248	$66,243	$45,384

Weighted Avg. Number of Shares/Units Outstanding- Basic	50,706	48,759	50,675	48,693
Weighted Avg. Number of Shares/Units Outstanding- Diluted (e)	50,706	48,759	50,675	48,693
Weighted Avg. Number of Shares Outstanding- Basic	44,006	42,285	43,947	42,222
Weighted Avg. Number of Shares Outstanding- Diluted (e)	44,006	42,285	43,947	42,222

Per Share/Unit Data:
FFO:
— Basic	$1.12	$0.86	$2.09	$1.67
— Diluted (e)	$1.12	$0.86	$2.09	$1.67
Loss from Continuing Operations Less Preferred Stock Dividends and Redemption of Preferred Stock Per Weighted Average Common Share Outstanding:
— Basic	$(0.30)	$(0.26)	$(0.71)	$(0.21)
— Diluted (e)	$(0.30)	$(0.26)	$(0.71)	$(0.21)
Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
— Basic	$0.62	$0.46	$1.01	$0.79
— Diluted (e)	$0.62	$0.46	$1.01	$0.79
Dividends/Distributions	$0.7000	$0.6950	$1.4000	$1.3900

FFO Payout Ratio	62.4%	80.4%	66.8%	83.3%
FAD Payout Ratio	75.2%	102.7%	81.5%	109.2%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,181,985	$2,922,451
Real Estate and Other Held For Sale, Net	73,260	$52,641
Total Assets	3,167,180	2,769,358
Debt	1,819,440	1,636,422
Total Liabilities	2,011,366	1,788,144
Stockholders’ Equity and Minority Interest	$1,155,814	$981,214

Property Data (end of period):
Total In-Service Properties	864	848
Total Gross Leasable Area (in sq ft)	71,274,316	67,533,962
Occupancy	92.2%	91.1%

a)	Represents the loss on settlement/mark to market of an interest rate protection agreement used to hedge a prospective transaction that does not qualify for hedge accounting in accordance with Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities”.

b)	Represents the Company’s share of net income, depreciation and amortization of real estate and accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests.

c)	In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

d)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

The Company calculates FFO to be equal to net income available to common stockholders, plus depreciation and amortization on real estate, minus accumulated depreciation and amortization on real estate sold.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains, minus general and administrative expenses. Net Economic Gains equal the gain on sale of real estate and the gain on sale of real estate from discontinued operations less accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases as this amortization is included in revenues and FFO) and provision for income taxes/income tax benefit. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs or to the definition of FFO published by NAREIT.

The Company also reports Net Economic Gains, which, effectively, measure the value created in the Company’s capital recycling activities. Net Economic Gains are calculated by subtracting from gain on sale of real estate (calculated in accordance with GAAP, including gains on sale of real estate classified as discontinued operations) the recapture of accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases and lease inducements as this amortization is included in revenues and FFO) and the provision for income taxes.

e)	Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share”, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted stock would be antidilutive to the loss from continuing operations per share.